Exhibit 10.1

EVOLENT HEALTH, INC.
3.50% Convertible Senior Notes due 2029
Purchase Agreement
December 5, 2023

Goldman Sachs & Co. LLC
Oppenheimer & Co. Inc.
As Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
Evolent Health, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $350.0 million principal amount of its 3.50% Convertible Senior Notes due 2029 (the “Firm Securities”) and, at the option of the Initial Purchasers, up to an additional $52.5 million principal amount of its 3.50% Convertible Senior Notes due 2029 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 3.50% Convertible Senior Notes due 2029 granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Option Securities are herein referred to as the “Securities.” The Securities will be convertible into shares (the “Underlying Securities”) of Class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”), cash or a combination thereof, at the Company’s election. The Securities will be issued pursuant to an Indenture to be dated as of December 8, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Class A Common Stock of the Company, together with the shares of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”), is referred to herein as the “Stock.” Evolent Health LLC, a Delaware limited liability company, is referred to herein as “Evolent Health.”
On January 20, 2023, pursuant to that certain Stock and Asset Purchase Agreement dated as of November 17, 2022 (as amended through the date hereof, the “Acquisition Agreement”) by and among the Company, Evolent Health, Magellan Health, Inc., and Magellan Healthcare, Inc., the Company acquired all of the outstanding shares of capital stock of National Imaging Associates, Inc., a Delaware corporation and wholly-owned subsidiary of Magellan Healthcare,

Inc., a Delaware corporation (“NIA”), and acquired certain assets held by Magellan Health, Inc. and/or certain of its subsidiaries that were used in the Magellan Specialty Health Division (together with NIA, the “Acquired Business”). The term “Acquisition” as used herein shall refer to each of the transactions contemplated by the Acquisition Agreement.
The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:
1.    Offering Memorandum and Transaction Information. The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated December 5, 2023 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein, and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Time of Sale Information and the Offering Memorandum.
At or prior to the Time of Sale (as defined below), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.
“Time of Sale” means 9:30 p.m., New York City time, on December 5, 2023.

2.    Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Initial Purchasers’ name in Schedule 1 hereto at a price equal to 97.250% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from December 8, 2023 to the Closing Date (as defined below).
    In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from December 8, 2023 to the date of payment and delivery.
    If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Initial Purchaser shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Firm Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.
    The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
(b)    The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);
(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and
(iii)     it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of the initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.
(c)    Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above and each Initial Purchaser hereby consents to such reliance.
(d)    The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.
(e)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Firm Securities, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on December 8, 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”
Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities of one or more global notes representing the Securities to be purchased on such date (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of Davis Polk & Wardwell LLP set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
(f)    Each of the Company and Evolent Health acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or Evolent Health or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or Evolent Health or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and Evolent Health shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or Evolent Health with respect thereto. Any review by the Representatives or any Initial Purchaser of the Company or Evolent Health, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser and shall not be on behalf of the Company or Evolent Health.
3.    Representations and Warranties. Each of the Company and Evolent Health jointly and severally represents and warrants to each Initial Purchaser that:
(a)    Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and Evolent Health in writing by such Initial Purchaser through the Representatives expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.
(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and Evolent Health in writing by such Initial Purchaser through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information.
(c)    Additional Written Communications. Other than the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor Evolent Health (including their agents and representatives, other than the Initial Purchasers in their capacity as such) has prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the

Company or Evolent Health or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Written Communication and each such electronic road show does not conflict in any material respect with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and Evolent Health in writing by such Initial Purchaser through the Representatives expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.
(d)    Offering Memorandum. As of the date of the Offering Memorandum and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and Evolent Health in writing by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.
(e)    [Reserved.]
(f)    [Reserved.]
(g)    Incorporated Documents. The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when they were filed with the Securities and Exchange Commission (the “Commission”) conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)    Financial Statements of the Company. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby; the other financial information (other than (i) the financial statements of Evolent Health and (ii) the financial statements of the Acquired Business) included or incorporated by reference in the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial information and the related notes thereto included or incorporated by reference in the Time of Sale Information and the Offering Memorandum have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Information and the Offering Memorandum.
(i)    Financial Statements of Evolent Health. The financial statements (including the related notes thereto) of Evolent Health included in the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of Evolent Health as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Time of Sale Information and Offering Memorandum present fairly in all material respects the information required to be stated therein.
(j)    Financial Statements of the Acquired Business. The financial statements (including the related notes thereto) of the Acquired Business included or incorporated by reference in the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Acquired Business as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Offering Memorandum present fairly in all material respects the information required to be stated therein.
(k)    No Material Adverse Change. Except as disclosed in the Time of Sale Information and the Offering Memorandum, since the date of the most recent financial statements of the Company and Evolent Health included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, (i) there has not been any change in the capital stock (other than the issuance of shares of Stock upon exercise of stock options and warrants described as outstanding in, the grant and forfeiture of options and awards under existing equity incentive plans described in, the Time of Sale Information and the Offering Memorandum), any material change in short-term debt or long-term debt of the Company, Evolent Health or the Company’s other subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Evolent Health on any class of capital stock; (ii) there has not been any material adverse change with respect to the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ or members’ equity, as applicable, results of operations or prospects of the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole; (iii) none of the Company, Evolent Health, or the Company’s other subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company, Evolent Health, the Company’s other subsidiaries, taken as a whole; and (iv) none of the Company, Evolent Health or the Company’s other subsidiaries has sustained any loss or interference with its business that is material to the Company, Evolent Health, or the Company’s other subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
(l)    Organization and Good Standing. The Company, Evolent Health and the Company’s other subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ or members’ equity, results of operations or prospects of the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, or on the performance by the Company and Evolent Health of their obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). Neither the Company nor Evolent Health owns or controls, directly or indirectly, any corporation, association or other entity other than, in the case of the Company, the subsidiaries listed on Schedule 3 hereto.
(m)    Capitalization. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Memorandum; and the outstanding shares of capital stock of the Company and membership interests of Evolent Health have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum and other than options in the aggregate not exceeding $1 million in fair market value as of the date of this Agreement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any membership interests in Evolent Health or the Company’s other subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or of any membership interests of Evolent Health or the Company’s other subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company and the membership interests of Evolent Health conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and all the outstanding membership interests of Evolent Health and the Company’s other subsidiaries that are owned directly or indirectly by the Company are owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(n)    Stock Options. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and Evolent Health, including the Evolent Health Holdings, Inc. 2011 Equity Incentive Plan and the Evolent Health, Inc. 2015 Omnibus Incentive Compensation Plan, as amended, each as described in the Time of Sale Information and Offering Memorandum (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and, to the knowledge of the Company (other than with respect to due execution and delivery by the Company), the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and Evolent Health. There is no and has been no policy or practice of the Company or Evolent Health of granting Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or Evolent Health or their respective subsidiaries or their results of operations or prospects.
(o)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, Amendment No. 2, to be dated on or before the Closing Date, to the Credit Agreement, dated as of August 1, 2022 (as amended and supplemented as of the date hereof), by the lenders party thereto, Evolent Health, the other borrowers party thereto, the Company, each other Guarantor party thereto, Ares Capital Corporation, as administrative agent, and ACF Finco I LP, as collateral agent and revolving agent (the “Second Amended Credit Agreement”), the Indenture, and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.
(p)    Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q)    Interests. All of the membership interests of Evolent Health outstanding as of the Closing Date have been duly authorized and when issued, fully paid and validly issued and, to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims.
(r)    The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
(s)    The Second Amended Credit Agreement. The Second Amended Credit Agreement has been duly authorized by the Company, Evolent Health and the other subsidiary borrowers party thereto and, when duly authorized, executed and delivered in accordance with its terms by each of the parties thereto on the Closing Date, will constitute a valid and legally binding agreement of the Company and Evolent Health enforceable against the Company, Evolent Health and the other subsidiary borrowers party thereto in accordance with its terms, subject to the Enforceability Exceptions.
(t)    The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(u)    The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance with the terms of the Indenture and the Securities; the maximum number of shares of Class A Common Stock issuable upon conversion of the Securities (including the maximum number of additional shares of Class A Common Stock by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture) or a redemption of the Securities (such maximum number of shares of Class A Common Stock, the “Maximum Number of Underlying Securities”)) have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and non-assessable, and the issuance of such Maximum Number of Underlying Securities will not be subject to any preemptive or similar rights.
(v)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.
(w)    No Violation or Default. None of the Company, Evolent Health or any of the Company’s other subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Evolent Health or any of the Company’s other subsidiaries is a party or by which the Company, Evolent Health or any of the Company’s other subsidiaries is bound or to which any of the property or assets of the Company, Evolent Health or any of the Company’s other subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company, Evolent Health or the Company’s other subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, Evolent Health or the Company’s other subsidiaries except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(x)    No Conflicts. The execution and delivery by the Company and Evolent Health of this Agreement, the performance by the Company and Evolent Health of each of the Transaction Documents to which it is a party, the issuance and sale by the Company of the Securities (including the issuance of the Maximum Number of Underlying Securities upon conversion thereof) and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Evolent Health or the Company’s other subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Evolent Health or any of the Company’s other subsidiaries is a party or by which the Company, Evolent Health or any of the Company’s other subsidiaries is bound or to which any of the property or assets of the Company, Evolent Health or any of the Company’s other subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, Evolent Health or the Company’s other subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
(y)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for performance by the Company and Evolent Health of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities by the Company (including the issuance of the Maximum Number of Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications that (i) have been obtained or made or (ii) may be required by the New York Stock Exchange (the “Exchange”) and under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.
(z)    Legal Proceedings. Except as described in the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings, including by the Federal Trade Commission and the U.S. Department of Health and Human Services (“HHS”) and any office contained therein, pending to which the Company, Evolent Health or any of the Company’s other subsidiaries is or, to the knowledge of the Company or Evolent Health, may reasonably be expected to become a party or to which any property of the Company, Evolent Health or the Company’s other subsidiaries, is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, Evolent Health or the Company’s other subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, Evolent Health or the Company’s other subsidiaries, threatened or contemplated by any governmental or regulatory authority or threatened by others; (i) there are no material current or pending legal, governmental or regulatory actions, suits or proceedings that would be required under the Securities Act to be described in a registration statement or prospectus to be filed with the Commission that are not so described in the Time of Sale Information and the Offering Memorandum and (ii) there are no statutes, regulations or contracts or other documents that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the each of Time of Sale Information and the Offering Memorandum; and to the knowledge of the Company or Evolent Health, there is no complaint to or audit, proceeding, investigation (formal or informal) or claim currently pending or threatened against any of the Company’s or Evolent Health’s customers (specific to the customer’s use of the products or services of the Company or Evolent Health) by the Federal Trade Commission, HHS, or any similar authority in any jurisdiction or any other governmental entity, or by any person in respect of the collection, use or disclosure of Personal Data by the Company or Evolent Health that, individually or in the aggregate, if determined adversely to such customer, could reasonably be expected to have a material adverse effect on such customer or a material adverse effect on the Company.
(aa)    Independent Accountants. Deloitte & Touche LLP, who has audited certain financial statements of the Company that are incorporated by reference into the Time of Sale Information and the Offering Memorandum, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. Marcum LLP, who has audited certain financial statements of the Acquired Business, is an independent public accountant with respect to the Acquired Business within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rules thereunder at the time of the applicable audit.
(bb)    Title to Real and Personal Property. The Company, Evolent Health and the Company’s other subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets (other than Intellectual Property (as defined below)) that are material to the respective businesses of the Company, Evolent Health and the Company’s other subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and currently proposed to be made of such property by the Company, Evolent Health and the Company’s other subsidiaries or (ii)

could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(cc)    Title to Intellectual Property. The Company, Evolent Health and the Company’s other subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, licenses, software and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted, and, to the knowledge of the Company, Evolent Health or the Company’s other subsidiaries, the conduct of their respective businesses will not conflict in any material respect with any such rights of others. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company, Evolent Health and the Company’s other subsidiaries have not received any notice of any claim (i) alleging any infringement or misappropriation of, or conflict with, any Intellectual Property rights of any third party or (ii) challenging the validity, scope, enforceability or ownership of any Intellectual Property owned by the Company, Evolent Health and the Company’s other subsidiaries. The Company, Evolent Health and the Company’s other subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all know-how, trade secrets and confidential information owned, used or held for use by the Company, Evolent Health or the Company’s other subsidiaries, and no such trade secrets or confidential information have been disclosed other than to employees, representatives and agents of the Company, Evolent Health or the Company’s other subsidiaries, or parties who are bound by written confidentiality agreements, except as could not reasonably be expected to result in a Material Adverse Effect.
(dd)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, Evolent Health or the Company’s other subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, Evolent Health or the Company’s other subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of Time of Sale Information and the Offering Memorandum.
(ee)    Investment Company Act. Upon the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, neither the Company nor Evolent Health will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(ff)    Taxes. The Company and its subsidiaries have paid or accrued in their respective financial statements included in the Time of Sale Information all federal, state, local and non-U.S. taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, its subsidiaries or any of their respective properties or assets, except where the failure to pay or file or where such deficiency could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
(gg)    Licenses and Permits. The Company, Evolent Health and the Company’s other subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Time of Sale Information and the Offering Memorandum, none of the Company, Evolent Health or any of the Company’s other subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or renewal would not reasonably be expected to result in a Material Adverse Effect.
(hh)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company, Evolent Health or the Company’s other subsidiaries exists or, to the knowledge of the Company or Evolent Health, is contemplated or threatened, and neither the Company nor Evolent Health is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their or their respective subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.
(ii)    Compliance with and Liability under Environmental Laws. (i) The Company, Evolent Health and the Company’s other subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, Evolent Health or the Company’s other subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Time of Sale Information and the Offering Memorandum, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company, Evolent Health or the Company’s other subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (b) the Company, Evolent Health and the Company’s other subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, Evolent Health and the Company’s other subsidiaries, and (c) none of the Company, Evolent Health or the Company’s other subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
(jj)    Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company, Evolent Health or the Company’s other subsidiaries (or, to the knowledge of the Company and Evolent Health, any other entity (including any predecessor) for whose acts or omissions the Company, Evolent Health or any of the Company’s other subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, Evolent Health or the Company’s other subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos-containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.
(kk)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) has or would have any liability (each, a “Plan”) and is not a “multiemployer plan” within the meaning of Section 3(37) of ERISA has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is subject to a favorable determination or opinion letter, and to the knowledge of the Company and Evolent Health, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (vii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); except in each case with respect to the events or conditions set forth in (i) through (vii) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ll)    Disclosure Controls. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company and Evolent Health maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(mm)    Accounting Controls. The Company and Evolent Health maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the

Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c), which excludes the Acquired Business, and except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no material weaknesses in the Company’s or Evolent Health’s internal controls. The Company’s and Evolent Health’s auditors and the Audit Committee of the Board of Directors of the Company and of Evolent Health have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s and/or Evolent Health’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and/or Evolent Health’s internal controls over financial reporting.
(nn)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(oo)    Insurance. The Company, Evolent Health and the Company’s other subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, Evolent Health and the Company’s other subsidiaries and their respective businesses; and none of the Company, Evolent Health or any of the Company’s other subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(pp)    No Unlawful Payments. None of the Company, Evolent Health or the Company’s other subsidiaries, nor any director or officer of the Company, Evolent Health or the Company’s other subsidiaries, nor, to the knowledge of the Company or Evolent Health, any employee, agent, affiliate or other person associated with or acting on behalf of the Company, Evolent Health, or the Company’s other subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. None of the Company, Evolent Health or any of the Company’s other subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(qq)    Compliance with Anti-Money Laundering Laws. The operations of the Company, Evolent Health and the Company’s other subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, Evolent Health and the Company’s other subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Evolent Health or the Company’s other subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or Evolent Health, threatened.
(rr)    No Conflicts with Sanctions Laws. None of the Company, Evolent Health or the Company’s other subsidiaries, nor any director or officer of the Company, Evolent Health or the Company’s other subsidiaries, nor, to the knowledge of the Company or Evolent Health, any employee, agent, affiliate or other person associated with or acting on behalf of the Company, Evolent Health or the Company’s other subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, Evolent Health, or any of the Company’s other subsidiaries, located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company and Evolent Health will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Initial Purchaser, advisor, investor or otherwise) of Sanctions. The Company, Evolent Health and the Company’s other subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(ss)    No Restrictions on Subsidiaries. Except as disclosed in the Time of Sale Information and the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(tt)    No Broker’s Fees. None of the Company, Evolent Health or any of the Company’s other subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or Evolent Health or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(uu)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
(vv)    No Integration. Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
(ww)    No General Solicitation. None of the Company or any of its controlled affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(xx)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(yy)    No Stabilization. Neither the Company nor Evolent Health has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(zz)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(aaa)    Statistical and Market Data. Nothing has come to the attention of the Company or Evolent Health that has caused the Company or Evolent Health to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.
(bbb)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or Evolent Health or any of the Company’s or Evolent Health’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, that are applicable to the Company.
(ccc)    No Ratings. There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company, Evolent Health or any of the Company’s other subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.
(ddd)    Health Care Regulations. The statements in (or incorporated by reference in) the Time of Sale Information and the Offering Memorandum under the captions: “Risk Factors—Risks Relating to our Business and Industry —The health care regulatory and political framework is uncertain and evolving” and “Risk Factors—Risks Relating to our Business and Industry —We are subject to privacy and data protection laws governing the transmission, security and privacy of health information, which may impose restrictions on the manner in which we access personal data and subject us to penalties if we are unable to fully comply with such laws” and “Business—Government Regulation”, insofar as such statements describe the state, federal and foreign administrative healthcare laws, rules and regulations which are applicable to the Company (the “Healthcare Laws”), are true and correct in all material respects; and to the knowledge of the Company or Evolent Health, there are no Healthcare Laws which as of this date are material to the businesses of the Company, Evolent Health or the Company’s other subsidiaries which are not described in the Time of Sale Information or the Offering Memorandum. None of the Company, Evolent Health or any of the Company’s other subsidiaries is in violation of any Healthcare Laws, except for any violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none have received any written notice from any governmental or regulatory authority of potential or actual material non-compliance by, or liability of, the Company or Evolent Health under any Healthcare Laws.
(eee)    Cybersecurity, Data Privacy and Security Laws. Except as could not reasonably be expected to have a Material Adverse Effect or as disclosed in the Time of Sale Information and the Offering Memorandum (i) (x) there has been no unauthorized access to, or unauthorized use, security breach or other compromise of, any information technology or computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data), equipment or technology used or held for use by or on behalf of the Company’s, Evolent Health’s or the Company’s other subsidiaries’ (collectively, “IT Systems and Data”) and (y) such IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company, Evolent Health and the Company’s other subsidiaries as currently conducted; and (ii) the Company, Evolent Health and the Company’s other subsidiaries are, and since the Company’s, Evolent Health’s or such Company subsidiary’s inception have been, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”, and collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data and have implemented backup and disaster recovery technology consistent with industry standards and practices. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company, Evolent Health and the Company’s other subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and no such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements, except as could not reasonably be expected to result in a Material Adverse Effect. None of the Company, Evolent Health or any of the Company’s other subsidiaries: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.
(fff)    Accurate Disclosure. The statements included or incorporated by reference in the Time of Sale Information and the Offering Memorandum from the sections “Risk Factors—Risks Relating to our Structure”, “Risk Factors—Risks Relating to Ownership of our Class A Common Stock”, “Risk Factors—Risks Relating to the Notes”, “Description of Notes”, and “Description of Class A Common Stock”; and “Certain Relationships and Related Party Transactions” in the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2023, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and present information required to be shown therein pursuant to the rules and regulations of the Commission. The statements included in the Time of Sale Information and the Offering Memorandum under the caption: “Certain U.S. Federal Income Tax Considerations”, insofar as they purport to describe provisions of U.S. federal tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.
4.    Further Agreements of the Company and Evolent Health. The Company and Evolent Health jointly and severally covenant and agree with each Initial Purchaser that:
(a)    Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.
(b)    Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.
(c)    Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.
(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance of the Offering Memorandum and Time of Sale Information. (1) If at any time prior to the completion of the initial offering of the Securities (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will notify the Initial Purchasers thereof reasonably promptly and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will notify the Initial Purchasers thereof reasonably promptly and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.
(f)    Blue Sky Compliance. The Company will use reasonable efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor Evolent Health shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g)    Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Company’s registration statement; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(h)    Clear Market. For a period of 60 days after the date of the offering of the Securities, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, or any membership interest in Evolent Health, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC and Oppenheimer & Co. Inc., other than in relation to (A) the Securities to be sold hereunder and any Underlying Securities issued upon conversion thereof, (B) [reserved], (C) any shares of Stock of the Company issued upon the exercise or settlement of options or the vesting of restricted stock units (“RSUs”), performance-based RSUs or leveraged stock units (“LSUs”) granted under Company Stock Plans; provided that if the recipient of any such shares of Stock has previously delivered a “lock-up” agreement to the Representatives substantially in the form of Exhibit A hereto, such shares of Stock will be subject to the terms of such lock-up, (D) the grant by the Company of awards under Company Stock Plans as disclosed in the Time of Sale Information and the Offering Memorandum, (E) [reserved], (F) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement of the Company, which plan or agreement is disclosed in the Time of Sale Information and the Offering Memorandum, (G) the issuance of shares of Stock payable to the extent required pursuant to the earnouts relating to the Company’s acquisition of the Acquired Business, (H) the issuance of, agreement to issue or public disclosure of the intent to issue, shares of Stock or other securities (including securities convertible into shares of Stock) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, (I) the issuance of, agreement to issue or public disclosure of the intent to issue, shares of Stock or other securities (including securities convertible into shares of Stock) in connection with joint ventures, strategic transactions or other commercial relationships (including issuances to current or prospective customers or partners), or (J) any shares of Class A Common Stock issuable upon conversion of the Company’s 1.50% convertible senior notes due 2025 or the convertible preferred stock of the Company issued in connection with the Acquisition; provided that, in the case of clauses (H) and (I), the aggregate number of shares of Stock issued in all such acquisitions and transactions shall not exceed 10.0% of the issued and outstanding Stock of the Company on the Closing Date and any recipients of such shares shall deliver a “lock-up” agreement to the Representatives substantially in the form of Exhibit A hereto.
(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”
(j)    No Stabilization. Neither the Company nor Evolent Health will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
(k)    Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Class A Common Stock equal to the Maximum Number of Underlying Securities. The Company will use its commercially reasonable best efforts to cause the Underlying Securities to be listed and maintain the listing of such Maximum Number of Underlying Securities on the Exchange.
(l)    Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(m)    DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.
(n)    No Resales by the Company. The Company will not, and will not permit any of its controlled affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.
(o)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
(p)    No General Solicitation. None of the Company or any of its controlled affiliates or any other person on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D without the prior written consent of the Representatives or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(q)    Reports. For a period of two years from the date hereof, so long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.
5.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not used, authorized the use of, referred to or participated in the planning for the use of, and will not use, authorize the use of, refer to or participate in the planning for the use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show (as defined below) approved in advance by the Company) (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.
6.    Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and Evolent Health, jointly and severally, of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)    Representations and Warranties. The respective representations and warranties of the Company and Evolent Health contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(b)    No Material Adverse Change. No event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.
(c)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Company by the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations of the Company and Evolent Health set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and Evolent Health in this Agreement are true and correct and that the Company and Evolent Health have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (b) above.

(d)    Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, each of Deloitte & Touche LLP and Marcum LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
(e)    Opinion and 10b-5 Statement of Counsel for the Company and Evolent Health. King & Spalding LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.
(f)    Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(g)    No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.
(h)    Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and Evolent Health in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(i)    DTC. The Securities shall be eligible for clearance and settlement through DTC.
(j)    Exchange Listing. A number of shares of Class A Common Stock equal to the sum of the Maximum Number of Underlying Securities shall have been approved for listing on the Exchange, subject to official notice of issuance.
(k)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the parties listed on Schedule 2 hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.
(l)    Additional Documents.On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
7.    Indemnification and Contribution.
(a)    Indemnification of the Initial Purchasers by the Company and Evolent Health. Each of the Company and Evolent Health agrees to jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Offering Memorandum (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.
(b)    Indemnification of the Company and Evolent Health. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and Evolent Health and their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto) it being understood and agreed upon that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the information contained in the eleventh and twelfth paragraphs under the caption “Plan of Distribution.”
(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Goldman Sachs & Co. LLC and Oppenheimer & Co. Inc., and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 60 days after receipt by the Indemnifying Person of such request and more than 30 days after receipt of the proposed terms of such settlement and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand, and the Initial Purchasers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Limitation on Liability. The Company, Evolent Health and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the

Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to paragraphs (d) and (e) of this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    Non-Exclusive Remedies.The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.
10.    Defaulting Initial Purchaser.
(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the number of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.
11.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, except as otherwise agreed, the Company and Evolent Health jointly and severally will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing the Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company and Evolent Health’s counsel and the Company’s and the Acquired Business’s independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers up to $5,000); (vi) any fees charged by rating agencies for rating the Securities, if any; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however, that the Initial Purchasers shall be responsible for 50 % of the third-party costs of any private aircraft incurred in connection with such road show; and (x) all expenses and application fees related to the listing of the Maximum Number of Underlying Securities on the Exchange.
(b)    If (i) this Agreement is terminated pursuant to Section 9 (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) of Section 9), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) of Section 9 or Section 10) or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and Evolent Health jointly and severally agree to reimburse the Initial Purchasers (or, in the case of Section 10, solely the non-defaulting Initial Purchasers) for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.
13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Evolent Health and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, Evolent Health or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Evolent Health or the Initial Purchasers.
14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and with respect to the Company specifically includes Evolent Health.
15.    USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.
16.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 24, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
17.    Miscellaneous.
(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 (fax: (212) 902-9316); Attention: Registration Department; and Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, Attention: Peter Vogelsang (Peter.Vogelsang@opco.com). Notices to the Company shall be given to it at 800 N. Glebe Road, Suite 500, Arlington, Virginia 22203 (fax: (571) 389-6001); Attention: Jonathan Weinberg.
(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
(c)    Submission to Jurisdiction. Each of the Company and Evolent Health submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and Evolent Health waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and Evolent Health agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or Evolent Health, as applicable, and may be enforced in any court to the jurisdiction of which the Company or Evolent Health, as applicable, is subject by a suit upon such judgment.
(d)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures

and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(f)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, EVOLENT HEALTH, INC.
By:	/s/ Jonathan Weinberg
Name: Jonathan Weinberg
Title: General Counsel

Accepted: As of the date first written above GOLDMAN SACHS & CO. LLC For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.
By:	/s/ Mike Voris
Authorized Signatory

OPPENHEIMER & CO. INC. For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.
By:	/s/ Robert Missant
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount
Goldman Sachs & Co. LLC	$210,000,000
Oppenheimer & Co. Inc.	$99,909,000
BofA Securities, Inc.	$15,870,000
Morgan Stanley & Co. LLC	$15,870,000
William Blair & Company, L.L.C.	$8,351,000

Total	$350,000,000

Schedule 2
Directors

Cheryl Scott
Toyin Ajayi
Craig Barbarosh
M. Bridget Duffy, MD
Peter Grua
Diane Holder
Richard Jelinek
Kim Keck
Tunde Sotunde, MD

Section 16 Officers

Seth Blackley
John Johnson
Dan McCarthy
Emily Rafferty
Jonathan Weinberg
Aammaad Shams

Schedule 3
Subsidiaries
Evolent Health LLC
NCIS Holdings, Inc.
NCH Management Systems, Inc.
Evolent Assurance Solutions, LLC
EH Holding Company, Inc.
Justify Holdings, Inc.
Evolent Health International Private Ltd.
Evolent Care Partners Holding Company, Inc.
Evolent Care Partners of Texas, Inc.
The Accountable Care Organization Ltd.
Evolent Care Partners of North Carolina, Inc.
MTS III Vital Decisions Blocker Corp
Vital Decisions Acquisition LLC
Vital Decisions, LLC
Endzone Merger Sub, Inc.
EVH Growth Iceman Intermediate, Inc.
Implantable Provider Group, Inc.
Surgical Collections Group, Inc.
Evolent Health International Philippines, Inc.
National Imaging Associates, Inc.
NIA IPA of New York, Inc.

Annex A

Time of Sale Information
Term sheet containing the terms of the Securities, substantially in the form of Annex B.

Annex B

PRICING TERM SHEET    STRICTLY CONFIDENTIAL
DATED DECEMBER 5, 2023
EVOLENT HEALTH, INC.
$350,000,000
3.50% CONVERTIBLE SENIOR NOTES DUE 2029
The information in this pricing term sheet supplements Evolent Health, Inc.’s preliminary offering memorandum, dated December 5, 2023 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Evolent Health, Inc., a Delaware corporation (the “Issuer”).
Ticker/Exchange for the Issuer’s Class A Common Stock:	“EVH”/The New York Stock Exchange.
Notes:	3.50% Convertible Senior Notes due 2029 (the “Notes”).
Principal Amount:	$350,000,000, plus up to an additional $52,500,000 principal amount pursuant to the initial purchasers’ option to purchase additional Notes.
Denominations:	$1,000 and multiples of $1,000 in excess thereof.
Maturity:	December 1, 2029, unless earlier repurchased, redeemed or converted.
Optional Redemption:
The Issuer may not redeem the Notes prior to December 6, 2026. The Issuer may redeem for cash all or any portion of the Notes, at the Issuer’s option, on or after December 6, 2026, if the last reported sale price of the Issuer’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 day consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
The Issuer will give notice of any redemption not less than 50 nor more than 60 scheduled trading days before the redemption date by mail or electronic delivery to the trustee, the paying agent (if other than the trustee) and each holder of Notes. See “Description of Notes—Optional Redemption” in the Preliminary Offering Memorandum.

Interest Rate:	3.50% per year.

Interest Payment Dates:	Interest will accrue from December 8, 2023 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024.
Interest Record Dates:	May 15 and November 15 of each year, immediately preceding any June 1 or December 1 interest payment date, as the case may be.
Issue Price:	100% of principal, plus accrued interest, if any, from December 8, 2023.
Trade Date:	December 6, 2023.
Settlement Date:	December 8, 2023 (T+2).
Last Reported Sale Price of the Issuer’s Class A Common Stock on December 5, 2023:	$26.67 per share.
Initial Conversion Rate:	26.3125 shares of the Issuer’s Class A common stock per $1,000 principal amount of Notes.
Initial Conversion Price:	Approximately $38.00 per share of the Issuer’s Class A common stock.
Conversion Premium:	Approximately 42.50% above the last reported sale price of the Issuer’s Class A common stock on December 5, 2023.
Settlement Method:	Cash, shares of the Issuer’s Class A common stock, or a combination of cash and shares of the Issuer’s Class A common stock, at the Issuer’s election, as described under “—Conversion Rights—Settlement upon Conversion” in the Preliminary Offering Memorandum.
Joint Book-Running Managers:	Goldman Sachs & Co. LLC Oppenheimer & Co. Inc. BofA Securities, Inc. Morgan Stanley & Co. LLC
Co-Manager:	William Blair & Company, L.L.C.
CUSIP Number (144A):	30050B AG6
ISIN (144A):	US30050BAG68
Use of Proceeds:
The Issuer estimates that the net proceeds from the offering will be approximately $339.2 million (or approximately $390.2 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated expenses payable by the Issuer.
The Issuer expects to use the net proceeds from the offering, plus available liquidity, to prepay a portion of outstanding borrowings and pay related fees under the Issuer’s term loan facility, which matures in January 2029 (subject to earlier maturity in certain circumstances). If the initial purchasers exercise their option to purchase additional Notes, the Issuer expects to use the net proceeds from the sale of the additional Notes, plus available liquidity, to prepay remaining borrowings under the Issuer’s term loan facility and pay related fees under the Issuer’s term loan facility. See “Use of Proceeds” in the Preliminary Offering Memorandum.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period:
Following the occurrence of a “make-whole fundamental change” (as defined in the Preliminary Offering Memorandum) or the delivery of notice of redemption, the Issuer will increase the conversion rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change or notice of redemption, as the case may be, in certain circumstances, as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” in the Preliminary Offering Memorandum.
The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for conversions in connection with a make-whole fundamental change or notice of redemption for each “stock price” and “effective date” set forth below:

			Stock Price
Effective Date	$26.67	$30.00	$38.00	$45.00	$49.41	$75.00	$100.00	$150.00	$200.00	$250.00	$300.00	$400.00	$500.00	$600.00	$700.00
December 8, 2023	11.1828	9.2510	6.2955	4.7882	4.1231	2.1704	1.4259	0.7848	0.4950	0.3286	0.2224	0.1007	0.0402	0.0106	0.0000
December 1, 2024	11.1828	9.1467	6.0103	4.4589	3.7907	1.9175	1.2484	0.6891	0.4371	0.2914	0.1979	0.0896	0.0354	0.0091	0.0000
December 1, 2025	11.1828	8.8120	5.5183	3.9540	3.3028	1.5884	1.0269	0.5703	0.3636	0.2428	0.1647	0.0735	0.0279	0.0064	0.0000
December 1, 2026	11.1828	8.3603	4.8789	3.3171	2.6982	1.2145	0.7839	0.4409	0.2825	0.1889	0.1279	0.0558	0.0196	0.0032	0.0000
December 1, 2027	11.1828	7.8323	4.0692	2.5240	1.9626	0.8105	0.5300	0.3038	0.1957	0.1311	0.0886	0.0377	0.0118	0.0005	0.0000
December 1, 2028	11.1828	7.2150	2.9241	1.4613	1.0322	0.3960	0.2699	0.1577	0.1021	0.0686	0.0465	0.0193	0.0051	0.0000	0.0000
December 1, 2029	11.1828	7.0207	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•If the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•If the stock price is greater than $700.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Memorandum), no additional shares will be added to the conversion rate.

•If the stock price is less than $26.67 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Memorandum), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 37.4953 shares of the Issuer’s Class A common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

__________________

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The Notes and the shares of the Issuer’s Class A common stock, if any, issuable upon conversion of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.
The Notes and any shares of the Issuer’s Class A common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.
A copy of the Preliminary Offering Memorandum for the offering of the Notes may be obtained by contacting your sales representative at Goldman Sachs & Co. LLC or Oppenheimer & Co. Inc.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

[Remainder of Page Intentionally Blank]

Annex C

Form of Opinion of Counsel for the Company

Exhibit A

FORM OF LOCK-UP AGREEMENT
[_], 2023
GOLDMAN SACHS & CO. LLC
OPPENHEIMER & CO. INC.
As Representatives of
the several Initial Purchasers listed in
Schedule 1 to the Purchase
Agreement referred to below
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

Re:    EVOLENT HEALTH, INC. --- Lock-up
Ladies and Gentlemen:
The undersigned understands that you, as Representatives of the several Initial Purchasers, propose to enter into a purchase agreement (the “Purchase Agreement”) with Evolent Health, Inc., a Delaware corporation (the “Company”), and Evolent Health LLC, a Delaware limited liability company, providing for the purchase and resale (the “Placement”) by the several Initial Purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”), of Convertible Notes of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement. References to shares of Common Stock shall be deemed to refer to shares of any class of stock of the Company.
In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Goldman Sachs & Co. LLC and Oppenheimer & Co. Inc. on behalf of the Initial Purchasers, the undersigned will not, during the period beginning on the date of this letter agreement (the “Letter Agreement”) and ending 60 days after the date of the offering memorandum relating to the Placement (the “Offering Memorandum”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:
(A) (i) transfers of shares of Common Stock as a bona fide gift or gifts, (ii) transfers of shares of Common Stock or such other securities as a result of the operation of law through estate, other testamentary document or intestate succession or (iii) transfers of shares of Common Stock or such other securities to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);
(B) transfers of shares of Common Stock or other securities acquired in open market transactions after the completion of the Placement;
(C) the exercise or settlement of Stock Options to purchase shares of Common Stock, RSUs, performance-based RSUs, LSUs or other equity awards outstanding on or prior to the date hereof or on the date of the Purchase Agreement, and any related transfer to the Company of shares of Common Stock (i) deemed to occur upon the cashless exercise of such Stock Options or (ii) for the purpose of paying the exercise price of such Stock Options or for paying taxes (including estimated taxes) due as a result of the exercise of such Stock Options; provided that any such purchased shares will be subject to the restrictions described in this Letter Agreement;
(D) transfers to the Company of shares of Common Stock or any security convertible into or exercisable for Common Stock in connection with the termination of service of an option to repurchase such shares; or
(E) transfers of shares of Common Stock pursuant to a trading plan established prior to the date hereof pursuant to Rule 10b5-1 of the Exchange Act (an “Established Plan”); provided that (i) to the extent a filing under the Exchange Act or public announcement, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding any such sales, the undersigned shall cause such announcement or filing to include a statement to the effect that the sale was made pursuant to an Established Plan, and (ii) the undersigned may not amend, alter or modify an Established Plan during the Restricted Period;
provided that in the case of any transfer or distribution pursuant to clause (A), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this

Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) through (E), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G, in each case, in accordance with applicable law and made after the expiration of the Restricted Period).
In addition, nothing in this Letter Agreement shall prohibit the undersigned from (i) transferring shares of Common Stock pursuant to a liquidation, tender offer, merger, consolidation, stock exchange or similar transaction that results in all of the Company’s equity holders having the right to exchange their equity securities in the Company for cash, securities or other property; provided that if such liquidation, tender offer, merger, consolidation, stock exchange or similar transaction is not completed, any Common Stock or other equity securities in the Company subject to this Letter Agreement shall remain subject to the restrictions contained in this Letter Agreement or (ii) engaging in any transaction to the extent required by law, regulation or governmental order.
Furthermore, the undersigned may, if permitted by the Company, establish a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; provided that no sales or other transfers occur under such plan during the Restricted Period and no public disclosure of such plan shall be required or shall be made by any person during the Restricted Period, except to the extent required by law.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if (i) prior to entering into the Purchase Agreement, the Company notifies the Representatives in writing that the Company does not intend to proceed with the Placement; (ii) the Purchase Agreement has not been executed by all parties by December 19, 2023; or (iii) if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, then this Letter Agreement shall immediately terminate and the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
Very truly yours,
[NAME OF STOCKHOLDER]
By:
Name:
Title: